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                                                                    Exhibit 23.2


                             Accountants' Consent



The Board of Directors
DrugMax.com, Inc.
Largo, Florida

We consent to the use of our report dated April 28, 2000 relating to the balance sheets as of December 31, 1999, 1998 and 1997 and the related statements of operations, shareholder's equity and cash flows for the years then ended of Valley Drug Company in Form SB-2 of DrugMax.com, Inc. and the reference to our firm under the heading "experts" in the prospectus.


BRIMMER, BUREK & KEELAN LLP
Tampa, Florida
November 1, 2000